Agriculture Processing Partnership Agreement with Wukeshu Grain Depot

     Party A: Songyuan City Ermapao Green Rice Limited.
     Party B: Chenlai District Wukeshu Grain Depot.

     A is not able to meet market demand for rice because of its limited processing facilities, therefore, A has engaged in an agreement with B to complete the following tasks.

Processing quantity and Production July for 2007 to July 2008

---------------------------- -------------------------- -------------------------- --------------------------
Product Name                 Package Type               Processed Grains (Tons)    Rice Production (Tons)
---------------------------- -------------------------- -------------------------- --------------------------
Green Rice                   25KG/pack                  30,000                     21,000
---------------------------- -------------------------- -------------------------- --------------------------
Green Rice                   10KG/pack                  20,000                     14,000
---------------------------- -------------------------- -------------------------- --------------------------
Green Rice                   5KG/pack                   10,000                     7,000
---------------------------- -------------------------- -------------------------- --------------------------
Total                                                   60,000                     42,000
---------------------------- -------------------------- -------------------------- --------------------------

The numbers above are for the year beginning July for 2007 to July 2008, the annual amount of processed grains and rice production will increase by 10% each year of the previous year until contract expires.

      1.    B will pay A for processing fess according to processed grains.

      2.    Length of Contract: July 10th 2007 to July 9th 2010.

      3.    Place of transaction: Wukeshu Grain Depot.

      4.    B has agreed to provide processing services solely for A.

      5. Product quality and packaging: B's processing of grains will have to meet National Quality Standard GB 1354-86. A will be proving B will grains to process and packages for packing, B will be responsible for product packaging.

      6.    Breech of contract:

            a. If B is unable to process the required number of tons of grains according to the agreement, B will have to compensate A an amount of 1000 Renminbi for each ton. The required quantity each year is stated in the contract.

            b. If B is unable to provide rice production output that meets the requirements stated in this contract, B will have to compensate A for the differences.

            c. If B is unable to process rice grains at National Quality Standards, B will be responsible for any losses.

            d. If A is unable to provide B with the stated amount of grains for processing, A will have to compensate B at 1000 Renminbi for each ton of grain.

      7. If any conflict occurs, A and B will initially engage in a friendly meeting to resolve any disagreements, If an agreement is not reached, the matter will be handed over to the local court where the agreement is signed.

      8. There will be three copies of this agreement, A and B will each have a copy, the Agricultural Development Bank will also have a copy of this agreement. This agreement will be effective after signatures and stamps from both parties.

--------------------------------------  ----------------------------------------
A:                                      B:

Name: Songyuan City Ermapao Green       Name: Chenlai District Wukeshu
Rice Limited                            Grain Depot

Representative: Huizhi Xiao             Representative: Shijiang Li

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